EXHIBIT 22.3

       Consent of Independent Geologist to use of name

                        Robert Reukl



United States Securities and Exchange Commission
Washington, D.C. 20549   May 20,2003

Re: Bluestone Ventures, Inc. Registration Statement on Form
SB-2

Ladies and Gentlemen:

I have acted as a consulting geologist to Bluestone Ventures, Inc., a Nevada corporation (the "Company"), in connection with the preparation of registration statement of
Bluestone Ventures Inc.   I consent to the use of my report
in the Form SB-2 Registration Statement filed by the Company and to the references to me as a consulting geologist to the Company.

                    Very truly yours;   Robert Reukl
                                   By: /s/  Robert Reukl
                                   Robert Reukl